Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Gawk Incorporated (the "Company") on Form 10-K for the year ending January 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott Kettle, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 24, 2016	Gawk Incorporated By: /s/ Scott Kettle
Scott Kettle
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)